UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2013

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Volt Information Sciences, Inc. (the “Company”) has entered into Amendment No. 18, dated December 27, 2013 (“Amendment No. 18”), to its Amended and Restated Receivables Purchase Agreement, dated June 3, 2008 (the “Short-Term Financing Program”), to extend the program termination date to December 31, 2016. In addition to extending the program termination date, the agreement was amended to:

•	Extend the requirement to provide audited financial statements for the Company’s fiscal 2013 year to February 28, 2014, and the requirement to provide unaudited financial statements for the fiscal quarters ended February 2, 2014 and May 4, 2014 to April 30, 2014 and July 31, 2014, respectively.

•	Introduce a delayed funding option that allows the bank to delay honoring a funding request for up to 35 days in the event there is market dislocation.

The remaining material terms and conditions are substantially unchanged.

The foregoing summary of Amendment No. 18 is qualified in its entirety by reference to the full text of Amendment No. 18, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1(a), and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

4.1(a)	Amendment No. 18, dated as of December 27, 2013, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: January 3, 2014	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

4.1(a)	Amendment No. 18, dated as of December 27, 2013, to the Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008.